Exhibit 99.2
Pro Forma Financial Information
Background
On March 1, 2021 (the “Closing Date”), Cole Office & Industrial REIT (“CCIT II”), a Maryland corporation, Cole Corporate Income Operating Partnership II, LP, a Delaware limited partnership and a wholly owned subsidiary of CCIT II (the “CCIT II Operating Partnership”), CRI CCIT II LLC, a Delaware limited liability company and a wholly owned subsidiary of CCIT II (“CCIT II LP” and, together with CCIT II and the CCIT II Operating Partnership, the “CCIT II Parties”), Griffin Capital Essential Asset REIT, Inc., a Maryland corporation (“GCEAR”), GRT (Cardinal REIT Merger Sub), LLC, a Maryland limited liability company and a wholly owned subsidiary of GCEAR (“Merger Sub”), Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership and a subsidiary of GCEAR (the “GCEAR Operating Partnership”), GRT OP (Cardinal New GP Sub), LLC, a Delaware limited liability company and a wholly owned subsidiary of the GCEAR Operating Partnership (“New GP Sub”), GRT OP (Cardinal LP Merger Sub), LLC, a Delaware limited liability company and a wholly owned subsidiary of the GCEAR Operating Partnership (“LP Merger Sub”), GRT OP (Cardinal OP Merger Sub), LLC, a Delaware limited liability company and a subsidiary of LP Merger Sub and New GP Sub (“OP Merger Sub” and, together with GCEAR, Merger Sub, the GCEAR Operating Partnership, New GP Sub and LP Merger Sub, the “GCEAR Parties”), completed the previously announced Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which (i) CCIT II merged with and into Merger Sub (the “REIT Merger”), with Merger Sub being the surviving entity, (ii) OP Merger Sub merged with and into CCIT II Operating Partnership (the “Partnership Merger”), with the CCIT II Operating Partnership being the surviving entity and (iii) CCIT II LP merged with and into LP Merger Sub (the “LP Merger” and, together with the REIT Merger and the Partnership Merger, the “Mergers”), with LP Merger Sub being the surviving entity.
At the effective time of the Mergers and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of CCIT II Class A Common Stock and each issued and outstanding share of CCIT II Class T Common Stock (other than Excluded Shares) was converted into the right to receive 1.392 shares of GCEAR Class E Common Stock, subject to the treatment of fractional shares in accordance with the Merger Agreement.
The following unaudited pro forma consolidated statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 give effect to the Mergers and related transactions described below as if they had occurred on January 1, 2020. The unaudited pro forma consolidated statements of operations were based on and should be read in conjunction with (i) the consolidated financial statements of GCEAR included in its Annual Report on Form 10-K for the year ended December 31, 2020; (ii) the consolidated financial statements of CCIT II for the year ended December 31, 2020, included herein; (iii) the unaudited consolidated financial statements of GCEAR included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021; and (v) the notes to the unaudited pro forma consolidated financial statements.
The Company has concluded that the Mergers meet the definition of an asset acquisition under Accounting Standards Codification (“ASC”) 805, Business Combinations with GCEAR treated as the accounting acquirer.
In the opinion of the Company’s management, the pro forma consolidated statement of operations include all significant necessary adjustments that can be factually supported to reflect the effects of the Mergers and related transactions described above. The Company has elected not to present management’s adjustments.The unaudited pro forma consolidated financial statements are provided for informational purposes only. The unaudited pro forma consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Mergers and related transactions described above been completed as of the dates indication or that maybe achieved in the future. The impact of ongoing integration activities could cause material differences in the information presented. Furthermore, the Company expects to apply its own methodologies and judgments in accounting for the assets and liabilities acquired in the Mergers, which may differ from those reflected in CCIT II’s historical consolidated financial statements and the pro forma consolidated financial statements.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2020
(in thousands, except share and per share amounts)

	Historical		Pro forma		Pro forma
	GCEAR (1)	CCIT II (1)	Adjustments		Mergers
Revenues:
Rental income	$397,452	$91,938	$(688)	a	$488,702
Expenses:
Property operating expense	57,461	9,409	(1,032)	A, b	65,838
Advisory fees to affiliates	—	8,732	(8,732)	c	—
Mergers-related	—	12,888	—		12,888
Transaction-related	—	229	(229)	c	—
Property tax expense	37,590	4,663	1,524	b	43,777
Property management fees to non-affiliates	3,656	—	1,008	A	4,664
General and administrative expenses	38,633	4,860	(1,843)	c	41,650
Corporate operating expenses to affiliates	2,500	—	—		2,500
Impairment provision	23,472	—	—		23,472
Depreciation and amortization	161,056	34,596	23,763	d	219,415
Total expenses	324,368	75,377	14,459		414,204
Income (loss) from operations	73,084	16,561	(15,147)		74,498
Other income (expense):
Interest expense	(79,646)	(13,015)	9,538	e	(83,123)
Other income (loss), net	3,228	(9)	—		3,219
Loss from investment in unconsolidated entity	(6,523)	—	—		(6,523)
Gain (loss) from disposition of assets	4,083	—	—		4,083
Net (loss) income	(5,774)	3,537	(5,609)		(7,846)
Distributions to redeemable preferred shareholders	(8,708)				(8,708)
Less: Net (income) loss attributable to noncontrolling interests	1,732				693
Net income (loss) attributable to controlling interest	(12,750)				(15,861)
Distributions to redeemable noncontrolling interests attributable to common stockholders	(208)				(208)
Net income (loss) attributable to common stockholders	$(12,958)				$(16,069)
Net income (loss) per share, basic and diluted	$(0.06)				$(0.05)
Weighted average number of common shares outstanding: basic and dilutive	230,042,543			f	323,500,211

(1) The historical statements of operations of GCEAR and CCIT II are as of December 31, 2020. GCEAR's historical statements of operations are included in its Annual Report on Form 10-K filed with the SEC.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Three Months Ended March 31, 2021
(in thousands, except share and per share amounts)

	Historical		Pro forma		Pro forma
	GCEAR (2)	CCIT II (3)	Adjustments		Mergers
Revenues:
Rental income	$101,355	$15,480	$869	a	$117,704
Expenses:
Property operating expense	14,445	1,437	10	b	15,892
Advisory fees to affiliates	—	1,812	(1,812)	c	—
Mergers-related	—	130	—		130
Transaction-related	—	52	(52)	c	—
Property tax expense	9,679	806	254	b	10,739
Property management fees to non-affiliates	981	76	—		1,057
General and administrative expenses	9,469	805	(21)	c	10,253
Corporate operating expenses to affiliates	625	—	—		625
Impairment provision	4,242	—			4,242
Depreciation and amortization	44,338	5,882	3,860	d	54,080
Total expenses	83,779	11,000	2,239		97,018
Income (loss) from operations	17,576	4,480	(1,370)		20,686
Other income (expense):
Interest expense	(20,685)	(1,698)	917	e	(21,466)
Other income, net	116	—	—		116
Loss from investment in unconsolidated entity	8	—	—		8
(Loss) gain from disposition of assets	(6)	67	—		61
Net (loss) income	(2,991)	2,849	(453)		(595)
Distributions to redeemable preferred shareholders	(2,359)				(2,359)
Less: Net (income) loss attributable to noncontrolling interests	569				53
Net income (loss) attributable to controlling interest	(4,781)				(2,901)
Distributions to redeemable noncontrolling interests attributable to common stockholders	(43)				(43)
Net income (loss) attributable to common stockholders	$(4,824)				$(2,944)
Net income (loss) per share, basic and diluted	$(0.02)				$(0.01)
Weighted average number of common shares outstanding: basic and dilutive	263,046,014			f	323,660,572
(2)The historical statements of operations of GCEAR for the three months ended March 31, 2021 as included in its Quarterly Report on Form 10-Q filed with the SEC.
(3)The historical statements of operations of CCIT II were derived from CCIT II’s unaudited financial information for the period from January 1, 2021 through February 28, 2021, the business day immediately prior to closing of the Mergers.

Note 1 - Purchase Price Allocation
The total purchase price of CCIT II of approximately $1.3 billion, including transaction costs, was determined based on 1.392 shares of CCIT II Common Stock per share of GCEAR Common Stock based on 67,139,129 of total shares of CCIT II Common Stock outstanding as of March 1, 2021 multiplied by GCEAR’s NAV per share of $8.97 in effect at March 1, 2021.
The following table summarizes the consideration as of March 1, 2021 (in thousands except share and per share data):

As of March 1, 2021
CCIT II's common stock shares prior to conversion	67,139,129
Exchange ratio	1.392
Implied GCEAR common stock issued as consideration	93,457,668
GCEAR's Class E NAV per share in effect at March 1, 2021	$8.97
Total consideration	$838,315
The following table summarizes the purchase price allocation based on a valuation report prepared by the Company's third-party valuation specialist that was subject to management's review and approval (in thousands):

March 1, 2021
Assets:
Cash assumed	$2,721
Land	141,892
Building and improvements	992,779
Tenant origination and absorption cost	152,793
In-place lease valuation (above market)	11,591
Intangibles	27,788
Other assets	3,522
Total assets	$1,333,086
Liabilities:
Debt	$415,926
In-place lease valuation (below market)	10,026
Lease liability	4,616
Accounts payable and other liabilities	20,604
Total liabilities	451,172
Fair value of net assets acquired	881,914
Less: GCEAR's CCIT II Merger expenses	(43,599)
Fair value of net assets acquired, less GCEAR's CCIT II Merger expenses	$838,315
Note 2 - Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2020 and for the Three Months Ended March 31, 2021
The historical amounts for the Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2020 include actual operating results for each of GCEAR and CCIT II for the periods presented, and as filed with the SEC on the Annual Report on Form 10-K for GCEAR and included herein for CCIT II. The historical amounts for the Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2021 include the actual operating results for GCEAR on its Quarterly Report on Form 10-Q and the results of the operations of CCIT II for the period from January 1, 2021 through February 28, 2021, the business day immediately prior to closing of the Mergers. Historical amounts, including rental revenue, management and acquisition fees, general and administrative expenses, depreciation and amortization and interest expense, are presented as pro forma adjustments to the unaudited pro forma consolidated statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 and are derived assuming the completion of the Mergers occurred on January 1, 2020. The pro forma consolidated statement of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 reflects the following reporting and pro forma adjustments to (i) conform CCIT II’s statement of operations to GCEAR’s historical presentation and (ii) present proforma adjustments related to the Mergers:
Reporting adjustments:
A.    Represents the reclassification of approximately $1.0 million of third-party property management fees on CCIT II’s historical statement of operations to property operating expense to conform to GCEAR’s historical statement of operations presentation.
Pro forma adjustments:
a.    Represents adjustments made to rental income for real estate assets acquired as part of the Mergers for the year ended December 31, 2020 and three months ended March 31, 2021 (in thousands):

	Year Ended December 31, 2020	Three Months Ended March 31, 2021
Adjustment to straight-line rent	$2,477	$741
(Above)/below market, in-place rent	(3,165)	128
Total	$(688)	$869
b.    Represents ground leases classified as operating leases acquired as part of the Mergers that resulted in adjustments to property operating expense of approximately ($20,000) and $10,000 for the year ended December 31, 2020 and the three months ended March 31, 2021, respectively. Amortization of an intangible asset related to a property tax benefit valued as part of the Mergers resulted in adjustments to property tax expense of approximately $1.5 million and $0.3 million for the year ended December 31, 2021 and the three months ended March 31, 2021, respectively.
c.    Represents advisory fees and transaction-related expenses not incurred due to the Termination Agreement entered into by GCEAR and CCIT II management. The adjustment in general and administrative expenses is to eliminate expenses related to the reimbursement of operating expenses incurred by the advisor associated with the advisory agreement that is terminated upon acquisition and loan costs related to the unused line of credit of ($1.8) million and $21,000 for the year ended December 31, 2020 and the three months ended March 31, 2021, respectively.
d.    Represents depreciation expense calculated based on an estimated useful life range of 21-40 years for buildings, an estimated useful life range of 6-35 years for building improvements, and the remaining contractual, in-place lease term for intangible lease assets.
The following table summarize the pro forma depreciation and amortization expense by asset category for the CCIT II properties for the year ended December 31, 2020 and for the three months ended March 31, 2021, assuming the completion of the Mergers occurred on January 1, 2020, less the reversal of depreciation and amortization expense included in the CCIT II historical financial statements (in thousands):

	Year Ended December 31, 2020	Three Months Ended March 31, 2021
Building and building improvements depreciation	$34,405	$5,728
Tenant absorption and leasing costs amortization	23,953	4,014
Less: CCIT II historical depreciation	(24,591)	(3,097)
Less: CCIT II historical amortization	(10,004)	(2,785)
Total	$23,763	$3,860
e.    Represents adjustments to reflect the amount of interest expense that GCEAR would have saved as a result of debt and financing leases related to completion of the Mergers (in thousands):

	Year Ended December 31, 2020	Three Months Ended March 31, 2021
Historical interest expense incurred by CCIT II credit facility and term loans	$(13,015)	$(1,698)
Pro forma interest expense incurred by GCEAR	3,330	746
Pro forma financing lease interest expense incurred by GCEAR	147	35
Total	$(9,538)	$(917)
f.    The following table summarizes the weighted average shares and units outstanding as December 31, 2020 and March 31, 2021 and the allocable percentage of non-controlling interest:

	Year Ended December 31, 2020	Three Months Ended March 31, 2021
Weighted average common shares outstanding - historical basis	230,042,543	323,660,572
Shares issued to CCIT II common stockholders	93,457,668	—
Total outstanding common share - pro forma basis (A)	323,500,211	323,660,572
Weighted average operating partnership units (non-controlling interest) (B)	31,363,426	31,363,426
Percentage of operating partnership units (non-controlling interests) to total outstanding shares B/(A+B)	8.84%	8.83%